Exhibit 13.5

 Gatsby | Meet the Founders Meet Gatsby's Co-Founders & Co-CEOs Ryan Belanger-Saleh and Jeff Myers, Co-Founders and Co-CEOs of Gatsby, have each spent their careers at the intersection of nance and technology. Jeff worked in emerging tech at NBCUniversal and Nickelodean, while Ryan spent time on the technology side of investment banking and as CTO of BLUE Technologies, a software platform designed to support direct investment within the brokerage and wealth management community. Ryan and Jeff's rst company, Dealtable.com, was an enterprise deal management platform for private placements that they grew and later sold in 2018. Following that exit, both of them developed a growing appetite to be more involved in their portfolios, an appetite for risk, and a desire for more control and leverage in their investments. This led them to found Gatsby, a company on a mission to create a commission-free platform for trading options, tailored for investors like themselves, a younger generation of traders.

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Lately, options trading has increased, especially for Millennial and Gen Z investors. A recent E*TRADE study revealed a **risk tolerance spike among Millennial and Gen Z investors**. Over 50% of investors under the age of 34 said they are trading equities and 46% said they are trading derivatives more frequently this year, compared to 30% and 22% of the total population, respectively.

Today, Ryan oversees architecture and operations, while Jeff oversees the product team. **The company has raised over $3mm to date, with investors like Barclays, Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels, and Plug & Play Ventures.**

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Bonus Perks

All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more.

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 perks before making an investment. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualication of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualied by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been led with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notied that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any nancial product. Investments are offered only via denitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy .

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Reminder

Hi James,

We noticed that you started the reservation process for Gatsby, but have yet to complete the process. Please note, if you have any questions for the company, you may post them on the discussion forum here.

If you would like to complete a reservation you may do so via the link below. **By completing a reservation, you will be able to confirm your investment ahead of the public launch and receive bonus perks.**

COMPLETE RESERVATION

Questions for SeedInvest? Email us. We're happy to help.

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If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor

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 perks before making an investment. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualication of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualied by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been led with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notied that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any nancial product. Investments are offered only via denitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy .

 Campaign Milestones This Week's Fundraising Milestones | Graze, Good Earth Organics, Gatsby A number of our deals reached new milestones this week. Check them out below: Graze surpassed $2mm raised and is closing on Friday, September 18th. The company is building an electric, fully autonomous commercial lawn mower. Gatsby surpassed $800k reserved and is accepting reservations as it awaits SEC qualication. The company is democratizing the options markets with a simple, social, and gamied options trading app. Good Earth Organics surpassed $500k reserved and is accepting reservations as it awaits SEC qualication. The company creates premium certied organic potting soils and nutrients for toxin-free cannabis and hemp plants.

9/11/2020 SI CRM

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

The Good Earth Organics, Inc., and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, Gatsby: https://www.seedinvest.com/gatsby

Graze is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Graze: https://www.seedinvest.com/graze

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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